UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION


                   Washington, D.C. 20549



                          FORM 8-K

                       CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported):  January 29, 2003


                    WORLD WIDE WEB, INC.
              ---------------------------------
   (Exact name of registrant as specified in its charter)






     Nevada                 000-3317                    88-0440630
  ------------           ---------------          ------------------------
(State or other       (Commission File No.)   (I.R.S. Employer Identification
jurisdiction of                                               No.)
incorporation or
organization)




  800 North Rainbow Boulevard, Suite 208, Las Vegas, Nevada 89107
  ---------------------------------------------------------------
             (Address of principal executive offices)




   Registrant's telephone number, including area code:   (702) 948-5008


                             N/A
                        --------------
    (Former  name or  former address, if changed since last report)




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Item 5.   OTHER EVENTS AND REGULATION FD DISCLOSURE.


On January 9, 2003, executed a note payable with the Herbie Sider Limited Partnership in the amount of $500,000 U.S.D. ("Note Payable"). The Note Payable is due on or before April 9, 2003 and carries a 12% annual interest rate. Such Note Payable was funded on January 10, 2003 and the sum of $500,000 U.S.D. was deposited in the Company bank account. As previously announced in the Company's press release on November 21, 2002, such funds will be utilized to finance the amended business plan of the Company which is to purchase foreclosed properties at cash discount prices in the fast moving Las Vegas real estate market.

                         SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant had duly caused this report to be signed by the undersigned hereunto duly authorized.

Date:   January 29, 2003           WORLD WIDE WEB, INC.



                                  /s/ Herbie Sider
                                  ----------------------------
                                  HERBIE SIDER, PRESIDENT
















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